EX-99.23(d)(152)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                      INVESCO AIM CAPITAL MANAGEMENT, INC.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and INVESCO AIM CAPITAL MANAGEMENT, INC., a Texas corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of October 29, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust.

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, in order to reflect a name change for the JNL/AIM Real Estate Fund to the JNL/AIM Global Real Estate Fund, Schedule A and Schedule B must be amended.

     WHEREAS, in order to reflect a fee change for the JNL/AIM Small Cap Growth Fund, Schedule B must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated October 6, 2008, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated October 6, 2008, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 6th day of October, 2008.

JACKSON NATIONAL ASSET                INVESCO AIM CAPITAL
MANAGEMENT, LLC                       MANAGEMENT, INC.


By: ______________________________    By:  ______________________________
Name:  MARK D. NERUD                  Name:______________________________
Title: PRESIDENT                      Title: ____________________________

                                   SCHEDULE A
                                 OCTOBER 6, 2008
                                     (Funds)

  ----------------------------------------------------------------------------
                        JNL/AIM International Growth Fund
  ----------------------------------------------------------------------------
                          JNL/AIM Large Cap Growth Fund
  ----------------------------------------------------------------------------
                         JNL/AIM Global Real Estate Fund
  ----------------------------------------------------------------------------
                          JNL/AIM Small Cap Growth Fund
  ----------------------------------------------------------------------------

                                   SCHEDULE B
                                 OCTOBER 6, 2008
                                 (Compensation)

----------------------------------------------------------------------------
                        JNL/AIM INTERNATIONAL GROWTH FUND
----------------------------------------------------------------------------
------------------------------------------------------- --------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $250 Million                                              0.40%
------------------------------------------------------- --------------------
Amounts over $250 Million                                       0.35%
------------------------------------------------------- --------------------


----------------------------------------------------------------------------
                          JNL/AIM LARGE CAP GROWTH FUND
----------------------------------------------------------------------------
------------------------------------------------------- --------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $150 Million                                              0.40%
------------------------------------------------------- --------------------
Amounts over $150 Million                                       0.35%
------------------------------------------------------- --------------------


----------------------------------------------------------------------------
                         JNL/AIM GLOBAL REAL ESTATE FUND
----------------------------------------------------------------------------
------------------------------------------------------- --------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $50 Million                                               0.50%
------------------------------------------------------- --------------------
Amounts over $50 Million                                        0.45%
------------------------------------------------------- --------------------


----------------------------------------------------------------------------
                          JNL/AIM SMALL CAP GROWTH FUND
----------------------------------------------------------------------------
------------------------------------------------------- --------------------
AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
------------------------------------------------------- --------------------
$0 to $500 Million                                              0.60%
------------------------------------------------------- --------------------
Amounts over $500 Million                                       0.55%
------------------------------------------------------- --------------------